Exhibit 5



                                April 20, 1998


FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Dear Sirs:

     With respect to the Registration Statement on Form S-4 (the "Registration Statement") of FirstEnergy Corp. (the "Company") relating to up to 7,000,000 shares of its Common Stock, $.10 par value (the "Shares") to be issued and sold by the Company from time to time in connection with future acquisitions by the Company, I wish to advise you as follows:

     I am of the opinion that, in the event that an offering of Shares shall be made from time to time (the "Offered Shares") in accordance with the Registration Statement, as amended and supplemented from time to time, upon the completion of the steps mentioned in the next paragraph, the Offered Shares will be legally issued, fully paid and nonassessable.

     The steps which are referred to in the foregoing opinion consist of the following:

(1) Appropriate action by the Board of Directors of the Company or an authorized committee thereof with respect to the issuance and sale of the Offered Shares.

(2) Certificates representing the Offered Shares shall have been duly executed, countersigned and registered, and duly delivered to the purchaser thereof against payment of the agreed consideration therefor.

     This opinion is rendered to you in connection with the transactions described in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me appearing in the Registration Statement under the caption "Legal Matters." I giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulation of the Securities and Exchange Commission.

                                        Very truly yours,



                                          David Feltner



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